EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-74676 and 333-102935) of Gabelli Asset Management Inc. and in the related Prospecti of our report dated March 11, 2004, with respect to the consolidated financial statements and schedules of Gabelli Asset Management Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-76748) pertaining to the 1999 Stock Award and Incentive Plan of Gabelli Asset Management Inc. of our report dated March 11, 2004, with respect to the consolidated financial statements and schedules of Gabelli Asset Management Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.




                              /s/ Ernst & Young LLP


New York, New York
March 15, 2004